EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Terra Tech Corp.

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3MEF (No. 333-227218), Form S-3 (No. 333-227219) and Form S-8 (No. 333-230081) of Terra Tech Corp. of our report dated March 16, 2018 relating to the consolidated financial statements of Terra Corp., which appears in the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the captions “Experts” in such Registration Statements.

/s/ Macias Gini & O’Connell LLP

Sacramento, California

March 14, 2019